SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO.___)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                         Telesource International, Inc.

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| Fee not required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:____________
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________
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    previously. Identify the previous filing by registration statement number,
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                                       1

                             [GRAPHIC OMITTED] LOGO


                         TELESOURCE INTERNATIONAL, INC.

                             Telesource Intl., Inc.
                               860 Parkview Blvd.
                             Lombard, Illinois 60148

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 23, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TELESOURCE INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company"), will be held on Monday, August 23, 2004 at 9:00 a.m. local time, at 860 Parkview Blvd., Lombard, Illinois 60148 for the following purposes:

     1. To elect the board of directors of the Company for the ensuing one-year term;
     2.   To increase the number authorized common stock and preferred stock;
          and
     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on July 31, 2004 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company's offices located at 860 Parkview Boulevard, Lombard, Illinois.

     Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy Card so that as many shares as possible may be represented at the meeting.

     The vote of every stockholder is important, and your cooperation in promptly returning your executed Proxy Card will be appreciated. Each Proxy Card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.


                                      By Order of the Board of Directors,



                                      Nidal Z. Zayed
                                      Secretary
Lombard, Illinois
July 31, 2004

                         TELESOURCE INTERNATIONAL, INC.

                             Telesource Intl., Inc.
                               860 Parkview Blvd.
                             Lombard, Illinois 60148

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TELESOURCE INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Company"), of Proxies for use at the Annual Meeting of Stockholders to be held on August 23, 2004, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on approximately August 9, 2004.

                             SOLICITATION OF PROXIES

     The cost of the solicitation of Proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the name of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

                                  VOTING RIGHTS

     All shares represented by valid Proxy Cards received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy Card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy Card, the Proxy Card will be voted in favor of the proposals described and, in the discretion of such Proxies with respect to any other proposal that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional Proxies). A stockholder who signs and returns a Proxy Card in proper form will have the power to revoke it at any time before it is voted. A Proxy Card may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company's Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy Card, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on July 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting. On July 31, 2004, there were 20,500,000 shares of Common Stock issued and outstanding. Each stockholder shall have one vote for every share of Common Stock registered in his or her name on the record date for the meeting.

     Pursuant to the Bylaws and policies of the Company, in advance of the Annual Meeting of Stockholders, management will appoint an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxy Cards and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     The election of directors shall be determined by a plurality of votes cast, and except as otherwise provided by law or the Company's Certificate of Incorporation or Bylaws, all other matters shall be determined by a majority of the entitled to vote and present, in person or by proxy, at the meeting.


                      NOMINATION AND ELECTION OF DIRECTORS

     The Company currently has a seven-member Board of Directors. Directors are elected for one-year terms elected at each annual meeting of stockholders.

     The nominees are Ralph Beck, Jeff Adams, Max Engler, Ibrahim Ibrahim, Weston Marsh, K.J. Semikian, and Nidal Z. Zayed. Certain information with respect to their ages and background is set forth below. The Board of Directors recommends a vote "FOR" each of the nominees named above.


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

     Each nominee will hold office for a period of one year or until his term expires or until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

     It is intended that votes pursuant to the Proxy Cards will be cast for the named nominees. The persons named in the accompanying form of Proxy Card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxy Cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

     If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected for the ensuing one-year term. Shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority or otherwise, i.e., broker non-votes, will be counted as present in determining if a quorum is present, but will have no effect on the vote for directors.

      Director                          Position                    Age          Director Since
-------------------   -----------------------------------------   -------   -----------------------
Nominees
Ralph Beck            Chairman of the Board and Director            65        Director since 1999
Jeff Adams            Director                                      61        Director since 1999
Max Engler            Director                                      54        Director since 1997
Ibrahim Ibrahim       Director                                      62        Director since 1999
Weston Marsh          Director                                      54        Director since 1999
K.J. Semikian         CEO, President and Director                   51        Director since 1995
Nidal Z. Zayed        Executive Vice President and Director         43        Director since 1998

     Telesource International, Inc. was incorporated in Delaware in 1994, and is the parent corporation for Commsource International, Inc. which was incorporated in Illinois in 1995, Telesource CNMI, Inc., which was incorporated in the Commonwealth of Northern Marianna Islands in 1996, and Telesource Fiji, Ltd. which was incorporated in Fiji in 2000. All dates for people listed in this Proxy Statement referring to the dates of service with the Company include the periods in which they served for Telesource International, Inc.

Nominees

   Name and Age; Years                 Principal Occupation for Past
    Served as Director                Five Years; Other Directorships
---------------------------   --------------------------------------------------
Ralph Beck                    Mr. Beck is a principal of Global Construction
Age 65                        Solutions, L.L.C. From 1994 to 1998, Mr. Beck
Chairman of the Board         served as the President of Kajima Construction
Director since 1999           Services, Inc., a North American investment of a
                              global engineering and construction firm. From
                              1965 to 1994, Mr. Beck was with the Turner
                              Corporation, an international engineering and construction firm. Mr. Beck served as the chairman of the board for Turner Steiner International from 1987 to 1994, and as a senior vice president for Turner Corporation.

Khajadour Semikian            Khajadour Semikian, President and Chief Executive
Age 51                        Officer, joined Telesource International in
Director Since 1995           September 1996. From January 1986 to December 1996
                              Mr. Semikian was Assistant General Manager with
                              Sayed Hamid Behbehani & Sons. Mr. Semikian has also served as a director for Computhink
                              Incorporated since 1994, Telebond Insurance
                              Corporation from 1998 through 2003 and Retsa
                              Development Incorporated from 1998 through 2003, and as President of Telebond Insurance Corporation from 1998 through 2003.

Nidal Zayed                   Nidal Zayed, Executive Vice President, joined
Age 43                        Telesource International in January 1996. He is
Director Since 1998           also engaged in the practice of law. He received a
                              law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola
                              University of Chicago in 1982. He serves as Chairman for Computhink Incorporated and has been a director for Computhink since 1994.

Jeffery Adams                 Mr. Adams is an Electrical Engineer trained in the
Age 61                        United Kingdom. From 1978 to 1986, Mr. Adams
Director Since 1999           served as the marketing director of Babcock
                              Industries and Electrical Group of Companies. In
                              1986, Mr. Adams became an independent
                              international sales marketing consultant. From
                              1987 to present, Mr. Adams is the general manager for Trafex Ltd., an engineering supplies company serving the Middle East.


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

Max Engler                    From 1988 to present Mr. Engler has been an
Age 54                        independent Financial Consultant and is also on
Director Since 1997           the Board of Directors of various companies in
                              Switzerland and abroad. From 1984 to 1988 Mr.
                              Engler headed the Private Banking desk (Middle
                              East and Far East) of Bank Leu as Vice President.
                              He is a director of Computhink Incorporated, Belmoral S.A., Computhink Ltd., Telesource
                              International CNMI Inc., Retsa Development Inc.,
                              Golden Osprey Ltd., Computhink Technology Ltd.,
                              FSD Holdings PLC, Litra Holdings AG, Linos Finanz
                              AG, Trafex Ltd., R.C.W. Enterprises S.A., Formvac
                              S.A., Sanop AG, and Protea Beratungs-und Finanz
                              AG.

Ibrahim M. Ibrahim            Mr. Ibrahim has been Head of International Banking
Age 62                        for Commercial Bank of Kuwait since 2001 and the
Director Since 1999           Head of International Banking for The Gulf Bank
                              K.S.C. in Kuwait from 1986 to 2001. Mr. Ibrahim served as the Vice President and Head of Credit and Marketing for the First National Bank of Chicago for the middle east region from 1984 to 1986 and he also served as the Vice President and General Manager of Continental Illinois Bahrain
                              Branch from 1969 to 1984. Mr. Ibrahim received his
                              M.B.A. in International Business from De Paul
                              University, his M.S. in Taxation and Islamic Law from the University of Alexandria and his B.A. in Accounting from the University of Alexandria.

Weston W. Marsh               Mr. Marsh is a member of the law firm Freeborn and
Age 54                        Peters. Prior to joining Freeborn and Peters in
Director Since 1999           September 1990, Mr. Marsh served as the Assistant
                              General Counsel for the nation's seventh largest railroad. Mr. Marsh obtained his law degree from the University of Illinois, where he graduated with honors, Order of the Coif, and was associate editor of the Law Review. He received his B.A.
                              from Yale University and an M.B.A. from the University of Chicago, where he graduated first in his class.


                            COMPENSATION OF THE BOARD

     The Board discontinued paying fees to directors who are also officers of Telesource International for service as members of Telesource International's Board of Directors or any committee thereof in 2002. Each non-officer director received $20,000 as annual cash compensation for service on the Board of Directors for 2003. The annual compensation to be paid to each non-officer director has been reduced to $10,000 for each year starting January 1, 2004. All directors are reimbursed for travel and other related expenses incurred in attending Board and committee meetings. Directors who are not employed by Telesource International are not eligible to participate in Telesource International's employee benefit plans but participate in the Telesource International 2000 Non-Employee Director Stock Option Plan that was adopted in 2000. Under the terms of the plan, the Company issues options to purchase shares of the Company's Common Stock at a price equal to the quoted market price on the date the option is granted. These options became eligible for exercise in installments of 33% at the end of each of the first three years and are now fully vested.


                             COMMITTEES OF THE BOARD

     The Company has an Audit Committee, a Compensation Committee, and an Executive Committee.


                           Audit/ Compliance Committee

                              Max Engler, Chairman
                                   Jeff Adams
                                   Ralph Beck

     The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company's performance with respect to its financial responsibilities and the integrity of the Company's accounting and reporting practices The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The Audit Committee consists entirely of non-employee directors. The Audit Committee held three meetings in 2004. Members of the Audit Committee do not receive any meeting fees or other compensation for their service on the Committee.

                             Compensation Committee

                                   Ralph Beck
                                   Jeff Adams
                                  Weston Marsh

     The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, retirement and other compensation for all directors and officers of Telesource International and for such other people as the Board may designate. All of the members of this committee are "disinterested persons" under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee's primary responsibility is to formulate and maintain the compensation program of the Company in order to develop, retain (and attract, when necessary) people important to the Company's performance. This committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with the guidelines discussed below. This committee has delegated to the CEO the power to set compensation for the non-executive officers. The Compensation Committee met one time in 2004.


                               Executive Committee

                                   Max Engler
                                 Ibrahim Ibrahim
                                  K.J. Semikian

     The Executive Committee's responsibility is to review all large projects and long-term financing of long-term projects. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

     During fiscal year 2004, the Board of Directors held three meetings. All Directors attended at least 75% of the total number of meetings of the Board or any committee on which he or she served.


                             Audit Committee Report

     The Company, not the Audit Committee, nor the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The independent auditor is accountable to the Board and the Audit Committee, and the Board and Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The role of the Audit Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively.

     The Company's Audit Committee Charter, attached to this Proxy Statement as Appendix A, outlines the composition requirements of the Audit Committee as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to provide assistance to the Company in connection with the financial reporting process. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants' audit, monitoring the adequacy of the Company's accounting, financial and operating controls, reviewing from time to time the Company's periodic financial statements and other financial reports with management and with the independent auditors, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent auditors the financial statements to be included in the Company's annual report. The Board of Directors has determined that Max Engler, Chairman of the Audit Committee, is an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission.

     The Audit Committee held three meetings during fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company's independent auditors. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management and the Company's independent auditors.

     The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee their independence from the Company. When considering the independence of the Company's independent auditors, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

     Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K.

Max Engler, Chairman
Jeff Adams
Ralph Beck

All Other Fees

     In addition to the fees described above, aggregate fees of $166,925 were billed by KPMG LLP during the year ended December 31, 2003, primarily for the following professional services:

             Audit-related services                              $ 147,225
             Income tax compliance and related tax services         19,700



Nominations for Director

     The Company does not have a standing nominating committee. Each director participates in decisions relating to making the Company's nominations for directors. The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be easily made on a case-by-case basis and there is no need for the added formality of a nominating committee. Additionally, the Board of Directors believes that it is not appropriate to have a standing nominating committee because the Company's majority stockholders, Sayed Hamid Behbehani and Sons Co. W.L.L., own a majority of the voting power of the Company and thereby have the power to choose all of the directors of the Company.

     The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board will consider stockholder-recommended candidates under the same criteria as internally generated candidates. Any stockholder wishing to submit such a recommendation should do so in writing addressed to Telesource International, Inc., 860 Parkview Blvd., Lombard, Illinois 60148,
Attention: Secretary. See "Stockholder Proposals" below in this proxy statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2005 annual meeting.

     Although the Board does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board and its Committees.


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

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table contains information as of July 31, 2004 regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company as of July 31, 2004, whose salary and bonus for the fiscal year ended exceeded $100,000, and
(iv) all executive officers and directors of the Company as a group:

                                              Amount and Nature     Percent of
                                                of Beneficial      Common Stock
                    Name                        Ownership (1)    Outstanding (2)
--------------------------------------------  -----------------  ---------------
Sayed Hamid Behbehani & Sons, Co. W.L.L. (3)      11,339,000             55.3%
Al Amal Investments                                3,000,000             14.6%
Ernil                                              1,500,000              7.3%
K.J. Semikian                                        200,000              1.2%
Max Engler(4)                                         95,000              *
Ibrahim Ibrahim(5)                                    57,500              *
Jeff Adams(6)                                         46,000              *
Ralph Beck(7)                                         45,000              *
Weston Marsh(8)                                       45,000              *
Nidal Z. Zayed                                             -              *
Bud Curley                                                 -              *
All Executive Officers and Directors
    as a Group (9 Persons) (4-8)                     488,500              2.4%

*  Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Calculated on the basis of 20,500,000 shares of Common Stock outstanding as of July 31, 2004, plus shares of Common Stock underlying options exercisable within 60 days of July 31, 2004, which are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3) Includes 2,020,000 shares of Common Stock held by eight members of the Behbehani family or their affiliates.

(4) Max Engler serves as a director for Litra Holding AG. Litra Holding AG owns directly 495,000 shares of Telesource International's common stock. Based upon information provided to Telesource International, Telesource International does not consider these shares to be beneficially owned by Mr. Engler. Includes 45,000 shares of Common Stock which Mr. Engler has the right to acquire as of July 31, 2004 as a result of options vested and exercisable under the 2000 Non-Employees Director Stock Option Plan.

(5) Includes 45,000 shares of Common Stock which Mr. Ibrahim has the right to acquire as of July 31, 2004 as a result of options vested and exercisable under the 2000 Non-Employees Director Stock Option Plan.

(6) Includes 45,000 shares of Common Stock which Mr. Adams has the right to acquire as of July 31, 2004 as a result of options vested and exercisable under the 2000 Non-Employees Director Stock Option Plan.

(7) Includes 45,000 shares of Common Stock which Mr. Beck has the right to acquire as of July 31, 2004 as a result of options vested and exercisable under the 2000 Non-Employees Director Stock Option Plan.

(8) Includes 45,000 shares of Common Stock which Mr. Marsh has the right to acquire as of July 31, 2004 as a result of options vested and exercisable under the 2000 Non-Employees Director Stock Option Plan.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Executive Officers

     The following table sets forth a summary of compensation as to the Chief Executive Officer and the two other most highly compensated executive officers as of December 31, 2003, whose salary exceeded $100,000 for the fiscal year ended December 31, 2003:

                           SUMMARY COMPENSATION TABLE

            Name and                                                                             All Other Annual
       Principal Position                Year           Salary (1)              Bonus            Compensation(2)
----------------------------------    -----------    ------------------    ----------------    ---------------------
Khajadour Semikian                       2003                $ 278,167              $    -               $   59,931
  President and                          2002                $ 285,458              $    -               $   50,458
  Chief Executive Officer                2001                $ 296,250              $    -               $   53,288

Nidal Zayed                              2003                $ 123,281              $    -               $   24,756
  Executive Vice President               2002                $ 125,000              $    -               $   25,191
                                         2001                $ 125,000              $    -               $   32,329

Bud Curley                               2003                $ 165,000              $    -               $   13,700
  Vice President and                     2002                $ 162,814              $    -               $   23,387
  Chief Financial Officer                2001                $ 161,635              $    -               $   16,598

(1) Includes salary paid by Telesource International, before any salary reduction for contributions to Telesource International's 401(k) Savings Plan.
(2) Telesource International paid director fees of $20,000 in 2001 to Mr. Semikian and Mr. Zayed. Beginning in 2002, director fees were not paid to directors who were also employees. Telesource provided Mr. Semikian with housing in Saipan at a cost of $24,000 in 2001, and $36,000 in 2002 and 2003. Telesource provided a vehicle to Mr. Semikian in Saipan at a cost of $8,400 in 2001, 2002 and 2003. Telesource provided Mr. Semikian with health insurance at a cost of $6,058 in 2002 and $ 913 in 2003. Telesource provided a vehicle to Mr. Zayed at a cost of $8,350 in 2001, $11,667 in 2002, and $ 8,843 in 2003. Telesource provided Mr. Zayed with health insurance for him and his family at a cost of $13,524 in 2002 and $ 15,913 in 2003. Telesource provided Mr. Curley with a car allowance of $10,000 in 2001, and $9.863 in 2002. Telesource provided Mr. Curley with health insurance for him and his family at a cost of $6,598 in 2001, $13,524 in 2002, and $ 19,388 in 2003.

     Telesource entered into an employment agreement with Khajadour Semikian in June 1999, Nidal Zayed in August 1999 and Bud Curley in April 2001. The term of the agreement with Mr. Semikian is from July 1, 1999 to July 2, 2003. Under the terms of the agreement, Mr. Semikian is required to devote his full time to the Company's business. The Company has agreed to pay him an annualized base salary of $220,000 during 1999 and 1998 increased to $270,000 during 2000 and to remain at $270,000 per year until July 1, 2003. In March 2003, Mr. Semikian agreed to reduce his annual salary to $230,000. The payment of cash bonuses to Mr. Semikian will be at the Board's discretion. The Company has agreed to provide Mr. Semikian with health insurance for him and his family. The term of the agreement with Mr. Zayed is from September 1, 1999 to July 2, 2003. Under the terms of the agreement, Mr. Zayed's responsibilities comprise serving as the number two operating officer accountable for the full range of operations. The Company has agreed to pay him an annualized base salary of $125,000 per year for the term of the agreement. In March 2004, Mr. Zayed was promoted to Chief Operations Officer and his annual compensation was increased to $128,000. The payment of cash bonuses to Mr. Zayed will be at the Board's discretion. The Company has also agreed to provide Mr. Zayed with health insurance for him and his family along with a company car. The term of the agreement with Mr. Curley is from April 1, 2001 to October 1, 2003, which has been renewed to October 1, 2004. Under the terms of the agreement, Mr. Curley is required to devote his full time to the Company's business. The Company has agreed to pay him an annualized base salary of $175,000. The payment of cash bonuses to Mr. Curley will be at the Board's discretion. The Company has agreed to provide Mr. Curley with health insurance for him and his family. The Company has agreed to provide Mr. Curley with a $10,000 per year car allowance for the term of this agreement.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with.

No Process for Shareholders to Send Communications to Our Board of Directors

We also have no process in place for our shareholders to send communications to our board of directors.


                                PERFORMANCE GRAPH

     The following graph shows the change in the value since November 1, 2001 of $100 invested in (1) the common stock of Telesource International, Inc.; (2) the Standard & Poor's 500 Index; (3) the Dow Jones Heavy Construction Group Index; and (4) the Dow Jones US Utility Sector Index.


        Comparison of Cumulative Total Return Since Trading Inception on
         November 1, 2001 Among Telesource International, Inc., the S&P 500 Index, the Dow Jones Heavy Construction Group Index and the
                        Dow Jones US Utility Sector Index


                                [GRAPH OMITTED]


                                 11/01/01    12/31/01    12/31/02     3/31/03
                                 --------    --------    --------     -------
        Telesource                    100      177.78      122.67      133.33
        S&P 500                       100      105.90       81.16       78.24
        DJ Heavy Construction         100      105.84       87.97       93.89
        DJ US Utility                 100       98.63       74.37       71.01

              PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                       OF COMMON STOCK AND PREFERRED STOCK

     The Board of Directors proposes that the shareholders authorize the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares with a par value of $0.01 per share to 100,000,000 shares with a par value of $0.01 and to increase the number of authorized shares of preferred stock from 10,000,000 shares with a par value of $0.01 per share to 50,000,000 shares with a par value of $0.01 per share. The purpose of the proposed increase in the number of shares of common stock and preferred stock authorized is to allow for the potential exercise of all currently existing options available for issuance, warrants issued and outstanding and to make available additional shares of Common Stock for future corporate transactions and financings. Such additional shares may be used by the Company for stock issuances in the future to enter into strategic joint ventures or collaborative business arrangements, to seek additional equity financing or to establish additional employee or director equity compensation plans or arrangements.

     Unless deemed advisable by the Board, no further share owner authorization would be sought for the issuance of such shares. Such shares could be used for general corporate purposes, including future financings or acquisitions. Except as noted in the Company's 2003 Form 10K/A, the Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

     Unless deemed advisable by the Board, no further share owner authorization would be sought for the issuance of such shares. Such shares could be used for general corporate purposes, including future financings or acquisitions. Except as noted in the Company's 2003 Form 10K/A, the Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

     As of July 31, 2004, there were 20,500,0000 shares of issued common stock and 9,799,999 shares of issued preferred stock has been issued. Neither the common stock nor the preferred stock provides preemptive rights to purchase newly issued shares.

     Each present certificate will continue to represent the number of shares shown on its face. Present certificates will not be exchanged for new certificates. Do not destroy your present certificates or return them to the Company or its transfer agent.

Your Board of Directors recommends a vote FOR the following proposal:

Resolved that the Company's Certificate of Incorporation, as heretofore amended, is hereby authorized to be further amended by:

Amending Section 4, item (1) thereof to read in its entirety as follows:

     "FOURTH:

          (1) The total number of shares of stock which the Corporation shall have authority to issue is 150 million (150,000,000), consisting of 100 million (100,000,000) shares of Common Stock, par value $. 01 per share ("Common Stock"), and fifty million (50,000,000) of Preferred Stock, par value $. 01 per share ("Preferred Stock")."


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE "FOR" THIS PROPOSAL.



                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT 2005 ANNUAL MEETING

     The rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a Company stockholder to require the Company to include the stockholder proposal in the Proxy materials distributed by the Company. However, those SEC rules do not require the Company to include in its Proxy materials any nomination for election to the Board (or any other office with the Company), impose other limitations on the content of a stockholder proposal, and also contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company Common Stock for at least one year before the proposal is submitted by the proponent).

     To be considered as satisfying the timeliness requirement of the Company's Bylaw provisions and the SEC rules in connection with the Proxy materials to be distributed by the Company with respect to the 2005 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than March 31, 2005.



                             FORM 10-K ANNUAL REPORT

     Any stockholder who desires a copy of the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Telesource International, Inc., 860 Parkview Blvd., Lombard, IL



                          TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy Card to vote the Proxy Card on such matters in accordance with their best judgment.


                                        By order of the Board of Directors,

                                        Nidal Z. Zayed
                                        General Counsel and Secretary
Dated: July 31, 2004

                                                                      Appendix A


                      TELESOURCE INTERNATIONAL INCORPORATED
                       AUDIT/COMPLIANCE COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit/Compliance Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for all required changes. The Audit/Compliance Committee shall be appointed by the Board of Directors and shall be composed of at least three directors, each of whom is independent of Management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from Management and the Company. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. The Committee shall meet on a regular basis at least three times per year, or as often as circumstances dictate.

STATEMENT OF POLICY

The Audit/Compliance Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, quarterly financial results, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and Management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit/Compliance Committee is to oversee the Company's financial reporting, corporate governance (including compliance with regulatory matters), and internal operating controls and to report its observations and activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should monitor Management's actions to set the overall corporate "tone" for quality financial reporting and sound business risk practices.

The following shall be the principal recurring processes of the Audit/Compliance Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are accountable to the Board and the Audit/Compliance Committee, as representatives of the Company's stockholders. The Committee shall discuss with the auditors their independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board (SAS 61). Annually, the Committee shall review and recommend to the Board the selection or replacement of the Company's independent auditors which is to be submitted by the Board to the stockholders for ratification.

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with Management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and corporate compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations.

The Committee shall review with Management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the appropriateness of the accounting principles, the reasonableness of significant judgments, the effectiveness of internal controls, and the clarity of disclosures in the financial statements. Specifically, the Committee or at least its Chairman, together with a representative of financial management, will meet with the independent auditor, in person or by telephone or in writing, prior to any public release of financial results (earnings press release, 10-Q, 10-K, etc.). The Committee shall discuss the results of the annual audit, examine any proposed changes in the Company's accounting policies and protocol and be apprised of any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The Committee shall also review all filings with the SEC.